Exhibit 99.1

Media Contact: Kaitlin Bitting Tierney Agency 215-790-4382 kbitting@tierneyagency.com	Company / Investor Contact: Marge Boccuti Manager, Investor Relations 610-832-7702 marge.boccuti@bdnreit.com
Brandywine Realty Trust Prices $325 Million of 4.95% Seven-Year Senior Unsecured Notes
RADNOR, PA, March 30, 2011 — Brandywine Realty Trust (the “Company”) (NYSE:BDN) announced today that its operating partnership, Brandywine Operating Partnership, L.P., has priced the underwritten public offering of $325 million of 4.95% senior unsecured guaranteed notes due April 15, 2018. Interest on the notes will be payable semi-annually on April 15 and October 15 commencing October 15, 2011. The notes are being offered to investors at a price of 98.907% with a yield to maturity of 5.137%, representing a spread at pricing of 230 basis points to the yield on the 2.75% February 28, 2018 Treasury note. The net proceeds of the offering, after deducting underwriting discounts and offering expenses, are expected to be approximately $318.9 million and will be used to repay existing indebtedness under the Company’s unsecured revolving credit facility and for general corporate purposes. The sale of the notes is expected to close on April 5, 2011.
The joint book-running managers for the offering are Wells Fargo Securities, J.P. Morgan and Citi. The senior co-managers are BNY Mellon Capital Markets LLC, Deutsche Bank Securities, Morgan Keegan & Company, PNC Capital Markets LLC, RBS, TD Securities and US Bancorp. The co-managers are Barclays Capital, BMO Capital Markets, Comerica Securities, COMMERZBANK, Goldman, Sachs & Co., Janney Montgomery Scott, RBC Capital Markets, Santander, SunTrust Robinson Humphrey and UBS Investment Bank.
Copies of the prospectus supplement and prospectus relating to the offering may be obtained from Wells Fargo Securities, LLC, 301 S. College Street, Charlotte, North Carolina 28288, Attn: Syndicate Operations, 1-800-326-5897; J.P. Morgan Securities LLC, 383 Madison Avenue New York, NY 10179, Attn: High Grade Syndicate Desk (212) 834-4533; and Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, Attention: Registration Department, 1-877-858-5407.
About Brandywine Realty Trust
Brandywine Realty Trust is one of the largest, publicly traded, full-service, integrated real estate companies in the United States. Organized as a real estate investment trust and operating in select markets, Brandywine owns, develops, manages and has ownership interests in a primarily Class A, suburban and urban office portfolio comprising 316 properties and 36.1 million square feet, including 235 properties and 25.8 million square feet owned on a consolidated basis and 51 properties and 6.5 million square feet in 17 unconsolidated real estate ventures. For more information, please visit www.brandywinerealty.com.
Forward-Looking Statements
Certain statements in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of the Company and its affiliates or industry results to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others, the Company’s ability to lease vacant space and to renew or relet space under expiring leases at expected levels, the potential loss of major tenants, interest rate levels, the availability and terms of debt and equity financing, competition with other real estate companies for tenants and acquisitions, risks of real estate acquisitions, dispositions and developments, including cost overruns and construction delays, unanticipated operating costs and the effects of general and local economic and real estate conditions. Additional information or factors which could impact the Company and the forward-looking statements contained herein are included in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

555 East Lancaster Avenue, Suite 100; Radnor, PA 19087	Phone: (610) 325-5600 • Fax: (610) 325-5622